Exhibit 32.1

Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350,as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Robb Knie, Chief Executive Officer of Hoth Therapeutics, Inc. (the “Company”), hereby certifies that based on the undersigned’s knowledge:

1.	The Company’s quarterly report on Form 10-Q for the period ended March 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2021	/s/ Robb Knie
Robb Knie,
Chief Executive Officer (Principal Executive Officer)